Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melody Carey

Rx Communications Group, LLC

Phone: (917) 322-2571

mcarey@RxIR.com

PharmAthene Reports Second Quarter 2016 Financial and Operational Results

ANNAPOLIS, MD – August 4, 2016 – PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against anthrax, today reported its financial and operational results for the second quarter of 2016.

Under SIGA’s Reorganization Plan, approved by U.S. Bankruptcy Court for the Southern District of New York, PharmAthene received from SIGA an initial payment of $5 million in April 2016, and an aggregate of $3.9 million in payments calculated as interest on the PharmAthene judgment for the period from April 12 to June 30, 2016. PharmAthene received an additional $20 million from SIGA in July 2016, as payment to extend by 90 days, until October 19, 2016, the date by which SIGA must satisfy the PharmAthene judgment. $25 million of these payments are creditable against final satisfaction of the judgment in favor of PharmAthene of approximately $208 million plus interest and is not refundable.

For the three months ended June 30, 2016, PharmAthene recognized revenue of $2.1 million compared to $1.1 million for the corresponding period in 2015. The Company recognized $1.3 and $1.1 million in revenue during the second quarters of 2016 and 2015, respectively, under its contract with the National Institute of Allergy and Infectious Diseases for the development of a next generation lyophilized anthrax vaccine. Under PharmAthene’s contract with the Biomedical Advanced Research and Development Authority for the development of SparVax®, the Company recognized $0.8 million in revenue in the second quarter of 2016.

Research and development expenses in the second quarter of 2016 and 2015 were $1.1 million and $1.2 million, respectively. These expenses resulted from research and development activities related primarily to the Company’s anthrax vaccine programs.

Expenses associated with general and administrative functions were $1.4 million in the second quarter of 2016 compared to $1.8 million in the second quarter of 2015. The decrease resulted from implementation of the Company’s restructuring and a reduction in legal expenses.

For the second quarter of 2016, the Company’s net income was $8.0 million, or $0.12 per share, compared to net loss of $2.3 million, or $(0.04) per share, for the corresponding period in 2015.

Cash at the end of the second quarter of 2016 was $23.2 million compared to a cash balance of $15.6 million at the end of fiscal year 2015.

On April 8, 2016, the U.S. Bankruptcy Court for the Southern District of New York entered an order confirming SIGA’s third amended reorganization plan (the Plan), effective April 12, 2016. Subsequently, SIGA and PharmAthene filed a joint motion, which is subject to approval by the bankruptcy court, seeking approval of amendments to the Plan that would extend the deadline for SIGA to satisfy the previously disclosed judgment owed to PharmAthene from October 19, 2016 to November 30, 2016, conditioned on SIGA paying to PharmAthene a nonrefundable $100 million on or prior to October 19, 2016 that will be applied against PharmAthene’s judgment. SIGA will continue to calculate interest on any unpaid balance which will continue to accrue at 8.75% per year and be paid monthly to PharmAthene by SIGA.

The Plan provides that SIGA will satisfy PharmAthene’s judgment through one of the following ways:

(i)	payment in full in cash of the unpaid balance of the PharmAthene $208 million claim plus interest;

(ii)	delivery to PharmAthene of 100% of SIGA’s common stock; or

(iii)	such other treatment as may be mutually agreed upon in writing by SIGA and PharmAthene and approved by the Bankruptcy Court.

PharmAthene’s taxable income from receipt of the SIGA judgment is expected in part to be offset by PharmAthene’s net operating loss (NOLs) carryforwards. At December 31, 2015 PharmAthene had available $156 million in NOLs. The Company is evaluating tax effects of winding down its UK subsidiary which it believes may increase U.S. tax NOLs by an estimated $9 million to $22 million.

If SIGA pays PharmAthene cash in full and barring any unexpected material events, PharmAthene intends to distribute at least 90% of the after tax net cash proceeds of such payment to its shareholders. The timing and form of such a potential distribution will depend upon PharmAthene’s analysis of its current situation, applicable corporate statutes relating to distributions and the economic consequences to its shareholders.

Concurrently, PharmAthene is developing a transition plan and strategy for operating SIGA as a separate business without disruption in the event SIGA chooses to pay the claim by turning over 100% of its common stock to PharmAthene.

About PharmAthene

PharmAthene is a biodefense company engaged in the development of next generation medical countermeasures against biological threats. The Company's development portfolio includes one next generation Anthrax vaccine that is intended to improve protection while having favorable dosage and storage requirements compared to other Anthrax vaccines.

Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; or similar statements are forward-looking statements. Risks and uncertainties include risks associated with our ability to fully collect a money judgment from SIGA; risks relating to the timing of payments, if any, under the SIGA litigation; our ability to make distributions of a substantial portion of the cash proceeds we may receive from SIGA; the timing, amount and form of such a distribution; our ability to develop a successful transition plan and strategy for operating SIGA as a separate business; risks relating to our continuing ability to recognize cost reductions; funding delays and/or reductions or elimination of U.S. government funding and/or non-renewal of expiring funding; risks associated with the availability of our NOLs, the amounts of available NOLs and any increases thereof and preservation of such NOLs; risks associated with our implementation of the shareholder rights plan to protect the tax benefits of our NOLs; risks associated with accomplishing any future strategic partnerships or business combinations; and other risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law.

Copies of PharmAthene's public disclosure filings are available on our website under the investor relations tab at www.PharmAthene.com.

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Tables Follow

PHARMATHENE, INC.

Unaudited Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$23,157,883	$15,569,813
Billed accounts receivable	1,024,374	511,994
Unbilled accounts receivable	797,913	963,345
Prepaid expenses and other current assets	418,636	181,714
Total current assets	25,398,806	17,226,866

Property and equipment, net	183,695	233,694
Other long-term assets and deferred costs	-	53,384
Goodwill	2,348,453	2,348,453
Total assets	$27,930,954	$19,862,397

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$711,106	$521,122
Accrued expenses and other liabilities	1,510,003	1,248,708
Accrued restructuring expenses - current	237,125	381,950
Other short-term liabilities	11,588	11,250
Current portion of derivative instruments	798,788	16,411
Total current liabilities	3,268,610	2,179,441

Accrued restructuring expenses, less current portion	-	108,641
Other long-term liabilities	411,640	433,407
Derivative instruments, less current portion	-	491,791
Total liabilities	3,680,250	3,213,280

Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 64,785,846 and 64,382,086 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	6,479	6,438
Additional paid-in-capital	241,150,682	240,366,704
Accumulated deficit	(216,906,457)	(223,724,025)
Total stockholders' equity	24,250,704	16,649,117
Total liabilities and stockholders' equity	$27,930,954	$19,862,397

PHARMATHENE, INC.

Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Contract revenue	$2,111,254	$1,149,570	$3,116,948	$8,218,316

Operating expenses:
Research and development	1,143,182	1,222,527	2,172,313	2,836,154
General and administrative	1,435,381	1,819,241	2,628,679	4,015,361
Restructuring expense	-	35,982	-	2,096,791
Depreciation	40,435	36,687	78,136	73,793
Total operating expenses	2,618,998	3,114,437	4,879,128	9,022,099

Loss from operations	$(507,744)	$(1,964,867)	$(1,762,180)	$(803,783)
Other income (expense):
Interest income, net	1,478	(13,279)	428	(38,604)
Realization of cumulative translation adjustment	-	(229,192)	-	(229,192)
Change in fair value of derivative instruments	(330,484)	(120,615)	(290,586)	217,630
Other income - litigation	8,895,038	-	8,895,038	-
Other income (expense)	1,622	(1,911)	5,741	7,285
Total other income (expense)	8,567,654	(364,997)	8,610,621	(42,881)

Net income (loss) before income taxes	8,059,910	(2,329,864)	6,848,441	(846,664)
Income tax provision	(15,436)	(11,068)	(30,873)	(30,873)
Net income (loss)	$8,044,474	$(2,340,932)	$6,817,568	$(877,537)

Basic net income (loss) per share	$0.12	$(0.04)	$0.11	$(0.01)
Diluted net income (loss) per share	$0.12	$(0.04)	$0.10	$(0.01)
Weighted average shares used in calculation of basic net income (loss) per share	64,737,820	63,745,834	64,571,108	63,691,214
Weighted average shares used in calculation of diluted net income (loss) per share	65,206,075	63,745,834	64,917,267	63,691,214

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